UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐	Definitive Information Statement

SEW CAL LOGO, INC.

(Name of Registrant As Specified In Charter)

Contact:
Anslow & Jaclin, LLP
Att: Richard I. Anslow, Esq.
195 Route 9 South, Suite 204
Manalapan, NJ 07726
 (732) 409 – 1212
(732) 577-1188

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☐		Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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☐		Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

SEW CAL LOGO, INC.

207 W. 138th Street
Los Angeles, CA 90061

INFORMATION STATEMENT

August 4, 2008

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Sew Cal Logo, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders of the following:

On April 9, 2008 pursuant to Nevada Revised Statutes (“N.R.S.”) 78.320 the Company received written consents in lieu of a meeting of Stockholders from Stockholders holding 23,500,000 Common Shares and 245,000 Class A Preferred Shares (which carry voting rights 100 times the amount per common share) representing 58.6% of the 81,904,535 possible votes outstanding (the “Majority Stockholders”), approving the Amended Articles of Incorporation of the Company increasing the number of authorized shares of common stock to two billion (2,000,000,000) shares of common stock, par value $.001 per share, and the number of authorized preferred shares to twelve million (12,000,000) (the “Amendment”).

On April 9, 2008, pursuant to N.R.S. 78.315, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to N.R.S. 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on April 9, 2008 in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment.

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

The Amendment to the Company’s Articles of Incorporation will amend the number of shares of stock that the Company shall be authorized to have outstanding at any time to two billion (2,000,000,000) shares of common stock, par value $0.001 per share, with no preemptive rights and twelve million (12,000,000) shares of preferred stock.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 9, 2008 as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about Sept 4, 2008 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Reports on Form 10-QSB for the quarters ended May 31, 2008; February 29, 2008; November 30, 2007

2.	Annual Report on Form 10-KSB for the year ended August 31, 2007.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, April 9, 2008, the Company had 51,904,535 shares of Common Stock issued and outstanding and 300,000 Series A Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one (1) vote on matters submitted for Stockholder approval and each share of outstanding Series A Preferred Stock is entitled to one hundred (100) votes per share on matters submitted for Stockholder approval.

On April 9, 2008, the holders of 58.6% of the 81,904,535 possible votes outstanding executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Nevada Revised Statutes provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of the Company’s Common Stock beneficially owned on February 29, 2008, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common	Richard L. Songer (2) President, Director 207 W. 138th Street Los Angeles, California 90061	23,500,000	45.27%
All directors and officers as a group (1 in number)		23,500,000	45.27%

(1)	Based on 51,904,535 shares issued and outstanding as of April 9, 2008.
(2)
Richard L. Songer and Judy Songer, husband and wife, beneficially own an aggregate total of 23,500,000 shares of our common stock as Joint Tenants with Rights of Survivorship, which they received pursuant to the February 2004 Merger in exchange for one hundred percent (100%) of their common stock in SCL.

The following table sets forth information regarding the number of shares of the Company’s Series A Preferred Stock Beneficially owned on April 9, 2008, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Series A Preferred	Richard L. Songer (2) President, Director 207 W. 138th Street Los Angeles, California 90061	245,000	81.67%
Series A Preferred	Lori Heskett 207 W. 138th Street Los Angeles, California 90061	22,500	7.5%
Series A Preferred	Kagel Family Trust 1801 Century Park East, 25th Floor Los Angeles, California 90067	22,500	7.5%
Series A Preferred	Burg Family Trust 3257 Winged Foot Drive Fairfield, California 94534	10,000	3.33%
All directors and officers as a group (1 in number)			81.67%

(1)	Based on 300,000 shares issued and outstanding as of April 9, 2008.
(2)
Richard L. Songer and Judy Songer, husband and wife, beneficially own an aggregate total of 245,000 shares of our Series A Preferred Stock as Joint Tenants with Rights of Survivorship, which they received pursuant to the February 2004 Merger in exchange for one hundred percent (100%) of their common stock in SCL.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the Nevada Revised Statutes, the Company’s articles of incorporation consistent with above or Bylaws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK FROM 500,000,000 TO 2,000,000,000

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the maximum number of shares outstanding at any time shall be two billion (2,000,000,000) shares of Common Stock. On April 9, 2008, the Board of Directors approved an amendment to the Articles of Incorporation to authorize two billion (2,000,000,000) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On April 9, 2008, the holders of a majority of the voting rights of the Company approved the Amendment by written consent.

Specifically, the increase in authorized shares is necessary based upon the recent financing completed by the Company. The Company will be filing a Form S-1 registration statement with the SEC to register shares of common stock in accordance with a Securities Purchase Agreement dated February 28, 2008 between the Company and AJW Partners, LLC, AJW Master Fund, Ltd., New Millennium Capital Partners II, LLC, respectively. Secured convertible promissory notes (the “Notes”) and warrants to purchase 10,000,000 shares of our common stock (the “Warrants”) were issued pursuant to the Securities Purchase Agreement.  In accordance with the Securities Purchase Agreement, the Company is required to register 100% of the estimated amount of shares of common stock issuable in connection with the conversion of the Notes.

After the additional shares are used for the specific financing purpose set forth above, the general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing 1,500,000,000 additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Neither our charter nor our by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences

EFFECTIVE DATE OF AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Nevada Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September 4, 2008.

By Order of the Board of Directors

By:	/s/ Richard Songer
Richard Songer
President, Director